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                                                                    EXHIBIT 99.1
                          VALLEY NATIONAL CORPORATION
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
      FOR A SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON OCTOBER 6, 1999

    The undersigned hereby appoints C.K. Hill and James F. Carroll, or either of them, as proxies, with full power of substitution to vote all the shares of common stock which the undersigned would be entitled to vote if personally present at the special meeting of Stockholders of Valley National Corporation, to be held on Wednesday, October 6, 1999, at 7:00 p.m., local time, at Singing Hills Country Club, 3007 Dehesa Road, El Cajon, California 92019, or at any adjournments thereof, upon any and all matters which may properly be brought before the meeting or adjournments thereof, hereby revoking all former proxies. The undersigned authorizes and directs said proxies to vote as follows:

1. Proposal to approve the Agreement and Plan of Merger dated as of May 10, 1999 between Valley National Corporation and Community First Bankshares, Inc.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

2. In their discretion upon such other matters as may properly come before the meeting.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
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                         (CONTINUED FROM PREVIOUS SIDE)

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL NUMBER ONE SUMMARIZED ON THE REVERSE SIDE OF THIS CARD UNLESS OTHERWISE SPECIFIED.
                                                    Dated ________________, 1999
                                                    ____________________________
                                                             Signature
                                                    ____________________________
                                                     Signature if held jointly

                                                    Please date and sign exactly
                                                    as your name(s) appears at
                                                    left indicating, where
                                                    proper, official position or
                                                    representative capacity in
                                                    which you are signing. When
                                                    signing as executor,
                                                    administrator, trustee or
                                                    guardian, give full title as
                                                    such; when shares have been
                                                    issued in names of two or
                                                    more persons, all should
                                                    sign.